Exhibit K.4




                           DNP SELECT INCOME FUND INC.


                          ----------------------------

                  AMENDED AND RESTATED AUCTION AGENCY AGREEMENT

                           dated as of [      ], 2006

                                   Relating to

                             Auction Preferred Stock

                                       of

                           DNP SELECT INCOME FUND INC.

                          ----------------------------



                              THE BANK OF NEW YORK
                                as Auction Agent


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         This Amended and Restated Auction Agency Agreement (this  "Agreement"), dated as of July __, 2006, is between DNP Select Income Fund Inc. (the "Fund") and The Bank of New York, a New York banking corporation, and amends and restates the Auction Agency Agreement, dated as of March 28, 2006, between the Fund and The Bank of New York.

         On March 31, 2006, the Fund issued three series of auction preferred stock, par value $.001 per share, designated Series M Auction Preferred Stock, liquidation preference $25,000 per share, Series W Auction Preferred Stock, liquidation preference $25,000 per share, and Series F Auction Preferred Stock, liquidation preference $25,000 per share (collectively, the "Existing APS"), pursuant to Articles Supplementary (as defined below) specifying the powers, preferences and rights of the Existing APS.

         The Fund proposes to issue two additional series of auction preferred stock, par value $.001 per share, designated Series T Auction Preferred Stock, liquidation preference $25,000 per share, and Series TH Auction Preferred Stock, liquidation preference $25,000 per share (collectively, the "New APS" and, together with the Existing APS, the "APS"), pursuant to Articles Supplementary specifying the powers, preferences and rights of the New APS.

         The Fund desires that The Bank of New York perform certain duties as agent in connection with each Auction (as defined below) of APS (in such capacity, the "Auction Agent"), and as the transfer agent, registrar, dividend paying agent and redemption agent with respect to the APS (in such capacity, the "Paying Agent"), upon the terms and conditions of this Agreement, and the Fund hereby ratifies and confirms the appointment of The Bank of New York as said Auction Agent and Paying Agent with respect to the Existing APS and appoints The Bank of New York as said Auction Agent and Paying Agent with respect to the New APS, in each case in accordance with those terms and conditions (hereinafter generally referred to as the "Auction Agent," except in Sections III and IV below).

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Fund and the Auction Agent agree as follows:

I.       DEFINITIONS AND RULES OF CONSTRUCTION.

         1.1 TERMS DEFINED BY REFERENCE TO THE ARTICLES SUPPLEMENTARY.

         Capitalized terms not defined herein shall have the respective meanings specified in the Articles Supplementary.

         1.2 CERTAIN DEFINED TERMS.

         As used herein, the following terms shall have the following meanings, unless the context otherwise requires:

                  (a) "Agent Member" of any Person shall mean such Person's agent member or a participant in the Securities Depository that will act on behalf of a Bidder.

                  (b) "Articles Supplementary" shall mean any articles supplementary filed by the Fund with the State Department of Assessments and Taxation of Maryland, specifying the powers, preferences and rights of one or more series of APS.

                  (c) "Auction" shall have the meaning specified in Section 2.1 hereof.

                  (d) "Auction Procedures" shall mean the Auction Procedures that are set forth in Part II of the Articles Supplementary.

                  (e) "Authorized Officer" shall mean each Vice President, Assistant Vice President and Assistant Treasurer of the Auction Agent assigned to the Dealing and Trading Group of its Corporate Trust Division and every other officer or employee of the Auction Agent designated as an "Authorized Officer" for purposes hereof in a written communication from the Auction Agent to the Fund.

                  (f)  "Broker-Dealer   Agreement"  shall  mean  each  agreement
between the Auction Agent and a broker-dealer substantially in the form attached hereto as EXHIBIT A.

                  (g) "Closing" shall mean the date the Fund consummates the transactions for the issuance and sale of the APS.

                  (h) "Existing Holder" shall mean, with respect to the Auction Agent, such Person who is a Broker-Dealer, and with respect to a Broker-Dealer, such Person who is a Beneficial Owner of shares of APS.

                  (i) "Fund Officer" shall mean the Chairman, the President, each Vice President (whether or not designated by a number or word or words added before or after the title "Vice President"), the Secretary, the Treasurer, each Assistant Secretary and each Assistant Treasurer of the Fund and every other officer or employee of the Fund designated as a "Fund Officer" for purposes hereof in a written notice from the Fund to the Auction Agent.

                  (j) "Holder" shall be a holder of record of one or more APS, listed as such in the share register maintained by the Paying Agent pursuant to
Section 4.6 hereof.

                  (k) "Interest Equivalent" means a yield on a 360-day basis of a discount basis security which is equal to the yield on an equivalent interest-bearing security.

         1.3 RULES OF CONSTRUCTION.

         Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of this Agreement:

                  (a) Words importing the singular number shall include the plural number and vice versa.

                  (b)  The  captions   and   headings   herein  are  solely  for
convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

                  (c) The words "hereof," "herein," "hereto," and other words of similar import refer to this Agreement as a whole.

                  (d) All references herein to a particular time of day shall be to New York City time.

II.      THE AUCTION.

         2.1 PURPOSE; INCORPORATION BY REFERENCE OF AUCTION PROCEDURES.

                  (a) The Articles Supplementary provides that the Applicable Dividend Rate on the APS for each Dividend Period therefor after the initial Dividend Period shall be the rate per annum that a commercial bank, trust company or other financial institution appointed by the Fund advises results from the implementation of the Auction Procedures. The Board of Directors of the Fund has adopted a resolution appointing The Bank of New York as Auction Agent for purposes of the Auction Procedures. The Auction Agent hereby accepts such appointment and agrees that, on each Auction Date, it shall follow the procedures set forth in this Section II and the Auction Procedures for the purpose of determining the Applicable Dividend Rate for the APS for the next Dividend Period. Each periodic operation of such procedures is hereinafter referred to as an "Auction."

                  (b) All of the provisions contained in the Auction Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part hereof to the same extent as if such provisions were set forth fully herein. In the event of any conflict between the Auction Procedures and the terms hereof, the Auction Procedures shall govern and control.

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

         2.2 PREPARATION FOR EACH AUCTION; MAINTENANCE OF REGISTRY OF EXISTING HOLDERS.

                  (a) As of the date hereof, the Fund shall provide the Auction Agent with a list of the Broker-Dealers previously approved by the Fund pursuant to Section 2.5(d) hereof and shall cause to be delivered to the Auction Agent for execution by the Auction Agent a Broker-Dealer Agreement signed by each such Broker-Dealer. The Auction Agent shall keep such list current and accurate based solely upon information provided to it by the Fund and shall indicate thereon, or on a separate list, the identity of each Existing Holder, if any, whose most recent Order was submitted by a Broker-Dealer on such list and resulted in such Existing Holder continuing to hold or purchase APS. Not later than five Business Days prior to any Auction Date for which any change in such list of Broker-Dealers is to be effective, the Fund shall notify the Auction Agent in writing of such change and, if any such change is the addition of a Broker-Dealer to such list, the Fund shall cause to be delivered to the Auction Agent for execution by the Auction Agent a Broker-Dealer Agreement signed by such Broker-Dealer. The Auction Agent shall have entered into a Broker-Dealer Agreement with each Broker-Dealer prior to the participation of any such Broker-Dealer in any Auction.

                  (b) The provisions contained in Section 3 of Part I of the Articles Supplementary concerning Special Dividend Periods and the notification of a Special Dividend Period will be followed by the Fund and, to the extent applicable, the Auction Agent, and the provisions contained therein are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein.

                  (c) The Applicable Percentage and the Applicable Spread on the date of this Agreement are those rates as determined by the Fund and provided to the Auction Agent on the date hereof. If there is any change in the credit rating of APS by the rating agency (or substitute or successor rating agencies) referred to in the definition of "Applicable Percentage" and "Applicable Spread" resulting in any change in the Applicable Percentage or Applicable Spread for APS after the date given herewith, the Fund shall notify the Auction Agent in writing of such change in the Applicable Percentage or Applicable Spread prior to 12:00 Noon on the Business Day prior to the next Auction Date for any series of APS succeeding such change. In determining the Maximum Dividend Rate for any series of APS on any Auction Date as set forth in 2.2(d)(i) hereof, the Auction Agent shall be entitled to rely on the last Applicable Percentage and Applicable Spread for APS of which it has most recently received notice from the Fund (or, in the absence of such notice, the percentage or spread determined by reference to the definition of Applicable Percentage and Applicable Spread, respectively).

                  (d) (i) On each Auction Date, the Auction Agent shall determine the Applicable Dividend Rate and the Maximum Dividend Rate. If any U.S. Treasury Note Rate is not quoted on an interest or bond equivalent, as the case may be, basis, the Auction Agent shall convert the quoted rate to the interest or bond equivalent thereof as set forth in the definition of such rate in the Articles Supplementary if the rate obtained by the Auction Agent is quoted on a discount basis, or if such rate is quoted on a basis other than an interest or bond equivalent or discount basis the Auction Agent shall convert the quoted rate to an interest or bond equivalent rate after consultation with the Fund as to the method of such conversion.

                           (ii)  If  any  LIBOR  Rate  is  to be  determined  by
reference to Moneyline's Telerate Page 3750 or by rate quotations provided by LIBOR Dealer(s), as the case may be, and Moneyline's Telerate Page 3750 is unavailable or the LIBOR Dealer(s) fail to provide rate quotations, as the case may be (as described in the Articles Supplementary), then the Auction Agent shall immediately notify the Fund so that the Fund can determine whether to select a Substitute LIBOR Dealer(s) to provide such rate quotation(s) not being supplied.

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

                           (iii) If any U.S.  Treasury  Note Rate is to be based
on rates supplied by U.S. Government Securities Dealers and one or more of the U.S. Government Securities Dealers shall not provide a quotation for the determination of such U.S. Treasury Note Rate, the Auction Agent shall immediately notify the Fund so that the Fund can determine whether to select a Substitute U.S. Government Securities Dealer or Substitute U.S. Government Securities Dealers to provide the quotation or quotations not being supplied by any U.S. Government Securities Dealer or U.S. Government Securities Dealers. The Fund shall promptly advise the Auction Agent of any such selection.

                  (e) (i) The Auction Agent shall maintain a current registry of the Existing Holders of the APS (the "Registry") based upon information provided to it by Broker-Dealers for purposes of each individual Auction. The Fund shall use commercially reasonable efforts to provide or cause to be provided to the Auction Agent within ten Business Days following the date of the Closing a list of the initial Existing Holders of APS, and the Broker-Dealer of each such Existing Holder through which such Existing Holder purchased such shares. The Auction Agent may conclusively rely upon, as evidence of the identities of the Existing Holders, such list, the results of each Auction and notices from any Existing Holder, the Agent Member of any Existing Holder or the Broker-Dealer of any Existing Holder with respect to such Existing Holder's transfer of any APS to another Person.

                           (ii) In the event of any partial  redemption  of APS,
the Fund shall promptly request the Securities Depository to notify the Auction Agent in writing of the identities of the Agent Members (and the respective numbers of shares) from the accounts of which shares have been called for redemption and the person or department at such Agent Member to contact regarding such redemption. At least two Business Days prior to the Auction preceding the date of redemption, the Auction Agent shall request each Agent Member so identified to disclose to the Auction Agent (upon selection by such Agent Member of the Existing Holders whose shares are to be redeemed) the number of APS of each such Existing Holder, if any, to be redeemed by the Fund, provided that the Auction Agent has been furnished with the name and telephone number of a person or department at such Agent Member from which it is to request such information. In the absence of receiving any such information with respect to an Existing Holder, from such Existing Holder's Agent Member or otherwise, the Auction Agent may continue to treat such Existing Holder as having ownership of the number of APS shown in the Registry.

                           (iii) The Auction Agent shall  register a transfer of
the ownership of APS from an Existing Holder to another Existing Holder, or to another Person if permitted by the Fund, only if (A) such transfer is made pursuant to an Auction or (B) if such transfer is made other than pursuant to an Auction, the Auction Agent has been notified of such transfer in writing, in a notice substantially in the form of EXHIBIT B to the Broker-Dealer Agreement, by such Existing Holder or by the Agent Member of such Existing Holder. The Auction Agent is not required to accept any notice of transfer delivered for an Auction unless it is received by the Auction Agent by 3:00 p.m. on the Business Day next preceding the Auction Date. The Auction Agent shall rescind a transfer made on the Registry of any APS if the Auction Agent has been notified in writing, in a notice substantially in the form of EXHIBIT C to the Broker-Dealer Agreement, by the Agent Member or the Broker-Dealer of any Person that (i) purchased any APS and the seller failed to deliver such shares or (ii) sold any APS and the purchaser failed to make payment to such Person upon delivery to the purchaser of such shares.

                  (f) The Auction Agent may, but shall not be obligated to, request that the Broker Dealers, as set forth in Section 3.2(b) of the Broker-Dealer Agreements, provide the Auction Agent with a list of their respective customers that such Broker-Dealers believe are Beneficial Owners of APS. The Auction Agent shall keep confidential any such information and shall not disclose any such information so provided to any Person other than the relevant Broker-Dealer and the Fund; provided, however, that the Auction Agent reserves the right and is authorized to disclose any such information if (a) it is ordered to do so by a court of competent jurisdiction or a regulatory body, judicial or quasi-judicial agency or

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

authority having the authority to compel such disclosure, (b) it is advised by its counsel that its failure to do so would be unlawful or (c) failure to do so would expose the Auction Agent to loss, liability, claim, damage or expense for which it has not received indemnity or security satisfactory to it.

         2.3 AUCTION SCHEDULE.

         The Auction Agent shall normally conduct Auctions every 7 days after the first Auction in accordance with the schedule set forth below. Such schedule may be changed by the Auction Agent with the consent of the Fund, which consent shall not be withheld unreasonably. The Auction Agent shall give notice of any such change to each Broker-Dealer. Such notice shall be received prior to the first Auction Date on which any such change shall be effective.

TIME                                            EVENT

By 9:30 a.m.                     Auction  Agent  shall  advise  the Fund and the
                                 Broker-Dealers of Maximum Dividend Rate as set forth in Section 2.2(d)(i) hereof.

9:30 a.m. - 1:00 p.m.            Auction   Agent  shall   assemble   information
                                 communicated   to  it  by   Broker-Dealers   as
                                 provided in Section 2(a) of Part II of the Articles Supplementary.

Not earlier  than  1:00p.m.      Auction   Agent   shall   make   determinations
                                 pursuant to Section 3(a) of Part II of the Articles Supplementary.

By approximately  3:30 p.m.      Auction  Agent  shall  advise  the  Fund of the
                                 results of the  Auction as  provided in Section
                                 3(b) of Part II of the Articles Supplementary.

                                 Submitted Bids and Submitted Sell Orders will be accepted and rejected in whole or in part and APS will be allocated as provided in
                                 Section 4 of Part II of the Articles Supplementary. Auction Agent shall give notice of the Auction results as set forth in Section
                                 2.4 hereof.

         Except as provided in the immediately following paragraph, the Submission Deadline will be 1:00 p.m.; provided, however, that the Auction Agent shall be entitled to accept Orders from any Broker-Dealer following the Submission Deadline (but in any event prior to the communication of Auction results as provided below) so long as the Orders from such Broker-Dealer are accompanied by a certification to the Auction Agent from such Broker-Dealer to the effect that (i) such Orders were communicated to, and time-stamped by, such Broker-Dealer prior to the Submission Deadline and (ii) a force majeure event (including, without limitation, a technological failure or malfunction) impeded the Broker-Dealer's ability to submit the Orders prior to the Submission Deadline.

         The Auction Agent will follow the Bond Market Association's Market Practice U.S. Holiday Recommendations for shortened trading days for the bond markets (the "BMA Recommendation") unless the Auction Agent is instructed otherwise. In the event of a BMA Recommendation on an Auction Date, the Submission Deadline will be 11:30 a.m., instead of 1:00 p.m.

         2.4 NOTICE OF AUCTION RESULTS.

         On each Auction Date, the Auction Agent shall notify Broker-Dealers of the results of the Auction held on such date by telephone or other electronic means acceptable to the parties.

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

         2.5 BROKER-DEALERS.

                  (a) Not later than 12:00 noon on each Auction Date, the Fund shall pay to the Auction Agent in Federal Funds or similar same-day funds an amount in cash equal to (i) in the case of any Auction Date immediately preceding a seven day Dividend Period, the product of (A) a fraction the numerator of which is the number of days in such Dividend Period (calculated by counting the first day of such Dividend Period but excluding the last day thereof) and the denominator of which is 360, times (B) 1/4 of 1%, times (C) $25,000 times (D) the sum of the aggregate number of outstanding APS for which the Auction is conducted and (ii) in the case of any Special Dividend Period, the amount determined by mutual consent of the Fund and the Broker-Dealers pursuant to Section 3.5 of the Broker-Dealer Agreements. The Auction Agent shall apply such moneys as set forth in Section 3.5 of the Broker-Dealer Agreements and shall thereafter remit to the Fund any remaining funds paid to the Auction Agent pursuant to this Section 2.5(a).

                  (b) The Fund shall not designate any Person to act as a Broker-Dealer, or permit an Existing Holder or a Potential Beneficial Owner to participate in Auctions through any Person other than a Broker-Dealer, without the prior written approval of the Auction Agent, which approval shall not be withheld unreasonably.

                  (c) The Auction Agent shall terminate any Broker-Dealer Agreement as set forth therein if so directed in writing by the Fund.

                  (d) Subject to Section 2.5(b) hereof, the Auction Agent from time to time shall enter into such Broker-Dealer Agreements as the Fund (with
the consent of [                ], which shall not be  unreasonably  withheld or
delayed) shall request in writing.

                  (e) The Auction Agent shall maintain a list of Broker-Dealers.

         2.6 OWNERSHIP OF APS AND SUBMISSION OF BIDS BY THE FUND AND ITS AFFILIATES.

         Neither the Fund nor any Affiliate of the Fund may submit any Sell Order or Bid, directly or indirectly, in any Auction, except that an Affiliate of the Fund that is a Broker-Dealer may submit a Sell Order or Bid on behalf of a Beneficial Owner or a Potential Beneficial Owner. The Fund shall notify the Auction Agent in writing if the Fund or, to the best of the Fund's knowledge, any Affiliate of the Fund becomes a Beneficial Owner of any APS. Any APS redeemed, purchased or otherwise acquired (i) by the Fund shall not be reissued, except in accordance with the requirements of the Securities Act of 1933, as amended ("Securities Act") or (ii) by its Affiliates shall not be transferred (other than to the Fund). The Auction Agent shall have no duty or liability with respect to enforcement of this Section 2.6.

         2.7 ACCESS TO AND MAINTENANCE OF AUCTION RECORDS.

         The Auction Agent shall afford to the Fund, its agents, independent public accountants and counsel, access at reasonable times during normal business hours to review and make extracts or copies (at the Fund's sole cost and expense) of all books, records, documents and other information concerning the conduct and results of Auctions, provided that any such agent, accountant or counsel shall furnish the Auction Agent with a letter from the Fund requesting that the Auction Agent afford such person access at least one Business Day prior to the date of such access. The Auction Agent shall maintain records relating to any Auction for a period of at least two years after such Auction (unless requested in writing by the Fund to maintain such records for such longer period not in excess of four years, then for such longer period), and such records, in reasonable detail, shall accurately and fairly reflect the actions taken by the Auction Agent hereunder. The Fund agrees to keep confidential any information regarding the customers of any Broker-Dealer received from the Auction Agent in connection with this Agreement or

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

any Auction, and shall not disclose such information or permit the disclosure of such information without the prior written consent of the applicable Broker-Dealer to anyone except such agent, accountant or counsel engaged to audit or review the results of Auctions as permitted by this Section 2.7. The Fund reserves the right to disclose any such information if it is advised by its counsel that its failure to do so would (i) be unlawful or (ii) expose it to liability, unless the Broker-Dealer shall have offered indemnification satisfactory to the Fund. Any such agent, accountant or counsel, before having access to such information, shall agree to keep such information confidential and not to disclose such information or permit disclosure of such information without the prior written consent of the applicable Broker-Dealer, provided that such agent, accountant or counsel may reserve the right to disclose any such information if it is advised by its counsel that its failure to do so would (i) be unlawful or (ii) expose it to liability, unless the Broker-Dealer shall have offered indemnification satisfactory to such agent, accountant or counsel. The Auction Agent shall have no responsibility for, and shall have no liability in connection with, the Fund's performance of its duties under this Section 2.7.

III. THE AUCTION AGENT AS PAYING AGENT.

         3.1 THE PAYING AGENT.

         The Board of Directors of the Fund has adopted a resolution appointing The Bank of New York as Auction Agent and Paying Agent. The Paying Agent hereby accepts such appointment and agrees to act in accordance with its standard procedures and the provisions of the Articles Supplementary which are specified herein with respect to the APS and as set forth in this Section III.

         3.2 THE FUND'S NOTICES TO THE PAYING AGENT.

         Whenever any APS are to be redeemed, the Fund promptly shall deliver to the Paying Agent a Notice of Redemption, which will be mailed by the Paying Agent to each Holder at least five Business Days prior to the date such Notice of Redemption is required to be mailed pursuant to the Articles Supplementary. The Paying Agent shall have no responsibility to confirm or verify the accuracy of any such Notice.

         3.3 THE FUND TO PROVIDE FUNDS FOR DIVIDENDS AND REDEMPTIONS.

                  (a) Not later than 12:00 noon on each Dividend Payment Date, the Fund shall deposit with the Paying Agent an aggregate amount of Federal Funds or similar same-day funds equal to the declared dividends to be paid to Holders on such Dividend Payment Date, and shall give the Paying Agent irrevocable written instructions to apply such funds to the payment of such dividends on such Dividend Payment Date.

                  (b) If the Fund shall give a Notice of Redemption, then by noon of the date fixed for redemption, the Fund shall deposit in trust with the Paying Agent an aggregate amount of Federal Funds or similar same-day funds sufficient to redeem such APS called for redemption and shall give the Paying Agent irrevocable written instructions and authority to pay the redemption price to the Holders of APS called for redemption upon surrender of the certificate or certificates therefor.

         3.4 DISBURSING DIVIDENDS AND REDEMPTION PRICE.

         After receipt of the Federal Funds or similar same-day funds and instructions from the Fund described in Section 3.3 above, the Paying Agent shall pay to the Holders (or former Holders) entitled thereto (i) on each Dividend Payment Date, dividends on the APS, and (ii) on any date fixed for redemption, the redemption price of any shares of APS called for redemption. The amount of dividends for any Dividend Period to be paid by the Paying Agent to Holders will be determined by the Fund as set forth in Section 2 of Part I of the Articles Supplementary. The redemption price to be paid by the Paying Agent to the Holders of any shares of APS called for redemption will be determined as set forth in Section 8 of Part I of the Articles Supplementary. The Paying Agent shall have no duty to determine the redemption price and may rely on the amount thereof set forth in the Notice of Redemption.

IV.      THE PAYING AGENT AS TRANSFER AGENT AND REGISTRAR.

         4.1 ORIGINAL ISSUE OF SHARE CERTIFICATES.

         On the Date of Original Issue of the APS, one certificate for each series of APS shall be issued by the Fund and registered in the name of Cede & Co., as nominee of the Securities Depository, and countersigned by the Paying Agent.

         4.2 REGISTRATION OF TRANSFER OR EXCHANGE OF SHARES.

         Except as provided in this Section 4.2, the APS shall be registered solely in the name of the Securities Depository or its nominee. If the Securities Depository shall give notice of its intention to resign as such, and if the Fund shall not have selected a substitute Securities Depository acceptable to the Paying Agent prior to such resignation, then upon such resignation the APS, at the Fund's request, may be registered for transfer or exchange, and a new certificate thereupon shall be issued in the name of the designated transferee or transferees, upon surrender of the old certificate in form deemed by the Paying Agent to be properly endorsed for transfer with (a) all necessary endorsers' signatures guaranteed in such manner and form and by such guarantor as the Paying Agent may reasonably require, (b) such assurances as the Paying Agent shall deem necessary or appropriate to evidence the genuineness and effectiveness of each necessary endorsement and (c) satisfactory evidence of compliance with all applicable laws relating to the collection of taxes in connection with any registration of transfer or exchange or funds necessary for the payment of such taxes. If the certificate for the APS is not held by the Securities Depository or its nominee, payments upon transfer of shares in an Auction shall be made in Federal Funds or similar same-day funds to the Auction Agent against delivery of certificates therefor.

         4.3 REMOVAL OF LEGEND.

         Any request for removal of a legend indicating a restriction on transfer from a certificate evidencing APS shall be accompanied by an opinion of counsel stating that such legend may be removed and such shares may be transferred free of the restriction described in such legend, said opinion to be delivered under cover of a letter from a Fund Officer authorizing the Paying Agent to remove the legend on the basis of said opinion.

         4.4 LOST, STOLEN OR DESTROYED SHARES CERTIFICATES.

         The Paying Agent shall issue and register a replacement certificate for a certificate represented to have been lost, stolen or destroyed, upon the fulfillment of such requirements as shall be deemed appropriate by the Fund and by the Paying Agent, subject at all times to provisions of law, the Articles Supplementary governing such matters and resolutions adopted by the Fund with respect to lost, stolen or destroyed securities. The Paying Agent may issue a new certificate in exchange for and upon the cancellation of a mutilated certificate. Any request by the Fund to the Paying Agent to issue a replacement or new certificate pursuant to this Section 4.4 shall be deemed to be a representation and warranty by the Fund to the Paying Agent that such issuance will comply with provisions of applicable law and the Articles Supplementary and resolutions of the Fund.

         4.5 DISPOSITION OF CANCELED CERTIFICATES: RECORD RETENTION.

         The Paying Agent shall retain stock certificates which have been canceled in transfer or in exchange and accompanying documentation in accordance with applicable rules and regulations of the Securities and Exchange Commission (the "Commission") for at least two calendar years from the date of such cancellation. The Paying Agent, upon written request by the Fund, shall afford to the Fund, its agents and counsel access at reasonable times during normal business hours to review and make extracts or copies (at the Fund's sole cost and expense) of such certificates and accompanying documentation. Upon written request by the Fund at any time within the six month period commencing immediately after the expiration of this two-year period, the Paying Agent shall deliver to the Fund the canceled certificates and accompanying documentation. The Fund, at its expense, shall retain such records for a minimum additional period of at least four calendar years from the date of delivery of the records to the Fund and shall make such records available during this period at any time, or from time to time, for reasonable periodic, special, or other examinations by representatives of the Commission. The Fund also shall undertake to furnish to the Commission, upon demand, either at its principal office or at any regional office, complete, correct and current hard copies of any and all such records.

         4.6 STOCK REGISTER.

         The Paying Agent shall maintain the stock register, which shall contain a list of the Holders, the number of shares held by each Holder and the address of each Holder. The Paying Agent shall record in the stock register any change of address of a Holder upon written notice by such Holder. In case of any written request or demand for the inspection of the share register or any other books of the Fund in the possession of the Paying Agent, the Paying Agent will notify the Fund and secure instructions as to permitting or refusing such inspection. The Paying Agent reserves the right, however, to exhibit the stock register or other records to any person in case it is advised by its counsel that its failure to do so would (i) be unlawful or (ii) expose it to liability, unless the Fund shall have offered indemnification satisfactory to the Paying Agent.

         4.7 RETURN OF FUNDS.

         Any funds deposited with the Paying Agent by the Fund for any reason (other than for the payment of amounts due to the Paying Agent) under this Agreement, including for the payment of dividends or the redemption of APS, that remain with the Paying Agent after 12 months shall be repaid to the Fund upon written request by the Fund.

V.       REPRESENTATIONS AND WARRANTIES.

         5.1 REPRESENTATIONS AND WARRANTIES OF THE FUND.

         The Fund represents and warrants to the Auction Agent that:

                           (i)  the  Fund  is  duly  organized  and  is  validly
existing as a corporation under the laws of the State of Maryland, and has full power to execute and deliver this Agreement and to authorize, create and issue the APS;

                           (ii)  the  Fund is  registered  with  the  Commission
under the 1940 Act as a closed-end, diversified, management investment company;

                           (iii)  this  Agreement  has  been  duly  and  validly
authorized, executed and delivered by the Fund and constitutes the legal, valid and binding obligation of the Fund, enforceable against the Fund in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles;

                           (iv) the form of the certificate  evidencing  the APS
complies with all applicable laws of the State of Maryland;

                           (v) the APS have  been  duly  and  validly authorized
by the Fund and, upon completion of the initial sale of the APS and receipt of payment therefor, will be validly issued by the Fund, fully paid and nonassessable;

                           (vi) at the  time  of the  offering  of the  APS, the
shares offered will be registered under the Securities Act and no further action by or before any governmental body or authority of the United States or of any state thereof is required in connection with the execution and delivery of this Agreement or will be required in connection with the issuance of shares of the APS, except such action as required by applicable state securities laws;

                           (vii) the execution and delivery  of  this  Agreement
and the issuance and delivery of the APS do not and will not conflict with, violate, or result in a breach of the terms, conditions or provisions of, or constitute a default under, the Charter, any order or decree of any court or public authority having jurisdiction over the Fund, or any mortgage, indenture, contract, agreement or undertaking to which the Fund is a party or by which it is bound; and

                           (viii)  no taxes are payable  upon or in  respect  of
the execution of this Agreement or will be payable upon or in respect of the issuance of the APS.

         5.2 REPRESENTATIONS AND WARRANTIES OF THE AUCTION AGENT.

         The Auction Agent represents and warrants to the Fund that:

                           (i) the  Auction  Agent  is  duly  organized  and  is
validly existing as a banking corporation in good standing under the laws of the State of New York and has the corporate power to enter into and perform its obligations under this Agreement; and

                           (ii)  this  Agreement  has  been  duly  and   validly
authorized, executed and delivered by the Auction Agent and constitutes the legal, valid and binding obligation of the Auction Agent, enforceable against the Auction Agent in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

VI.      THE AUCTION AGENT.

         6.1 DUTIES AND RESPONSIBILITIES.

                  (a) The Auction Agent is acting solely as nonfiduciary agent for the Fund hereunder and owes no fiduciary duties to any Person.

                  (b) The Auction Agent undertakes to perform such duties and only such duties as are set forth specifically in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Auction Agent. To the extent any provision contained herein conflicts with any provision incorporated herein by reference, the terms hereof shall control.

                  (c) In the absence of willful misconduct or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered or omitted by it or for any error of judgment made by it in the performance of its duties under this Agreement.

                  (d) In no event shall the Auction Agent be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Auction Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

         6.2 RIGHTS OF THE AUCTION AGENT.

                  (a) The Auction Agent may conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any communication authorized hereby and any proper written instruction, notice, request, direction, consent, report, certificate, share certificate or other instrument, paper or document reasonably believed by it to be genuine. The Auction Agent shall not be liable for acting or refraining from acting upon any telephone communication authorized hereby which the Auction Agent reasonably believes in good faith, after reasonable inquiry, to have been given by the Fund or by a Broker-Dealer. The Auction Agent may record telephone communications with the Fund or with the Broker-Dealers or with both.

                  (b) The Auction Agent may consult with counsel of its choice, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reasonable reliance thereon.

                  (c) The Auction Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder. The Auction Agent shall be under no liability for interest on any money received by it hereunder except as otherwise agreed to in writing with the Fund.

                  (d) The Auction Agent may perform its duties and exercise its rights hereunder either directly or by or through agents or attorneys and, in the absence of misconduct or negligence on the part of any such agent or attorney, shall not be responsible for the conduct on the part of any such agent or attorney appointed by it with due care.

                  (e) The Auction Agent shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been grossly negligent in ascertaining (or failing to ascertain) the pertinent facts necessary to make such judgment. In no event shall the Auction Agent be liable for special, indirect or consequential loss or damages of any kind whatsoever (including, but not limited to, loss of profits), even if the Auction Agent has been advised of the likelihood of such loss or damages and regardless of the form of action, except in the event of willful misconduct or gross negligence on the part of the Auction Agent.

                  (f) The Auction Agent shall not be required to and shall make no representations and have no responsibilities as to the validity, accuracy, value or genuineness of any signatures or endorsements, other than its own and those of its authorized officers. The Auction Agent makes no representations as to and shall have no liability with respect to the correctness of the recitals in, or the validity, accuracy or adequacy of this Agreement, any Broker-Dealer Agreement, any offering material used in connection with the offer and sale of the APS or any other agreement or instrument executed in connection with the transactions contemplated herein or in any thereof. The Auction Agent shall have no obligation or liability in respect of the registration or exemption therefrom of the APS under federal or state securities laws in respect of the sufficiency or the conformity of any transfer of the APS pursuant to the terms of the Auction Agency Agreement, any Broker-Dealer Agreement, or any other document contemplated thereby or related thereto.

                  (g) Whenever in the administration of the provisions of this Agreement the Auction Agent shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence, bad faith or willful misconduct on the part of the Auction Agent, be deemed to be conclusively proved and established by a certificate signed by the Fund or a Broker-Dealer and delivered to the Auction Agent, and such certificate, in the absence of negligence, bad faith or willful misconduct on the part of the Auction Agent, shall be full warrant to the Auction Agent for any action taken or omitted by it under the provisions of this Agreement upon the faith thereof.

                  (h) The Auction Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document furnished by the Fund or a Broker-Dealer, except to the extent that such failure to investigate would be deemed grossly negligent.

                  (i) Any corporation into which the Auction Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Auction Agent shall be a party, or any corporation succeeding to the dealing and trading business of the Auction Agent shall be the successor of the Auction Agent hereunder, with the consent of the Fund but without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto, except where any instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

         6.3 COMPENSATION, EXPENSES AND INDEMNIFICATION.

                  (a) The Fund shall pay to the Auction Agent from time to time reasonable compensation for all services rendered by it under this Agreement and under the Broker-Dealer Agreements as shall be set forth in a separate writing signed by the Fund and the Auction Agent, subject to adjustments if the APS no longer are held of record by the Securities Depository or its nominee or if there shall be such other change as shall increase or decrease materially the Auction Agent's obligations hereunder or under the Broker-Dealer Agreements.

                  (b) The Fund shall reimburse the Auction Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Auction Agent in accordance with any provision of this Agreement and of the Broker-Dealer Agreements (including the reasonable compensation, expenses and disbursements of its agents and counsel), except any expense, disbursement or advance attributable to its gross negligence or willful misconduct.

                  (c) The Fund shall indemnify the Auction Agent and its officers, directors, employees and agents for, and hold it harmless against, any loss, liability or expense incurred without gross negligence or willful misconduct on the part of the Auction Agent arising out of or in connection with its agency under this Agreement and under the Broker-Dealer Agreements, including the costs and expenses of defending itself against any claim of liability in connection with its exercise or performance of any of its duties hereunder and thereunder, except such as may result from its gross negligence or willful misconduct.

         6.4 FORCE MAJEURE

         The Auction Agent shall not be responsible for or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes;

fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; acts of terrorism; interruptions, loss or malfunctions of utilities; computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the Auction Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

VII.     MISCELLANEOUS.

         7.1 TERM OF AGREEMENT.

                  (a) The term of this Agreement is unlimited unless it shall be terminated as provided in this Section 7.1. The Fund may terminate this Agreement at any time by so notifying the Auction Agent in writing, provided that, if any APS remain outstanding, the Fund shall have entered into an agreement with a successor auction agent. The Auction Agent may terminate this Agreement upon prior notice to the Fund on the date specified in such notice, which date shall be no earlier than 60 days after delivery of such notice. The Auction Agent may resign after 30 days following the delivery of notice to the Fund that the Auction Agent has not been paid amounts due to it. If the Auction Agent terminates this Agreement while any APS remains outstanding, the Fund shall use its best efforts to enter into an agreement with a successor auction agent containing substantially the same terms and conditions as this Agreement.

                  (b) Except as otherwise  provided in this Section 7.1(b),  the respective  rights  and  duties of the Fund and the  Auction  Agent  under  this
Agreement shall cease upon termination of this Agreement. The Fund's representations, warranties, covenants and obligations to the Auction Agent under Sections 5.1 and 6.3 hereof shall survive the termination hereof. Upon termination of this Agreement, the Auction Agent shall (i) resign as Auction Agent under the Broker-Dealer Agreements, (ii) at the Fund's written request, deliver promptly to the Fund copies of all books and records maintained by it in connection with its duties hereunder, and (iii) at the written request of the Fund, transfer promptly to the Fund or to any successor auction agent any funds deposited by the Fund with the Auction Agent (whether in its capacity as Auction Agent or as Paying Agent) pursuant to this Agreement which have not been distributed previously by the Auction Agent in accordance with this Agreement.

         7.2 COMMUNICATIONS.

         Except for (i) communications authorized to be made by telephone pursuant to this Agreement or the Auction Procedures and (ii) communications in connection with Auctions (other than those expressly required to be in writing), all notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given to such party at its address or telecopier number set forth below:


If to the Fund,                   DNP Select Income Fund Inc.
addressed to:                     Attn:  Nathan I. Partain
                                  55 East Monroe Street, Suite 3600
                                  Chicago, Illinois 60603
                                  Telephone: (312) 630-4613
                                  Facsimile: (312) 630-2226
                                  Email: Nathan_Partain@dpimc.com

If to the Auction Agent,          The Bank of New York
addressed to:                     Corporate Trust Administration
                                  Attn: Dealing and Trading Group - Auction Desk
                                  101 Barclay Street, Floor 7W
                                  New York, New York 10286

                                  Telephone (212) 815-3450
                                  Facsimile: (212) 815-3440 or (212) 815-3443
                                  Email: bnyctauctionunit@bankofny.com

or such other address or telecopier number as such parry hereafter may specify for such purpose by notice to the other party. Each such notice, request or communication shall be effective when delivered at the address specified herein. Communications shall be given on behalf of the Fund by a Fund Officer and on behalf of the Auction Agent by an Authorized Officer.

         7.3 ENTIRE AGREEMENT.

         This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or implied, between the parties relating to the subject matter hereof, except for written agreements relating to the compensation of the Auction Agent.

         7.4 BENEFITS.

         Nothing herein, express or implied, shall give to any Person, other than the Fund, the Auction Agent and their respective successors and assigns, any benefit of any legal or equitable right, remedy or claim hereunder.

         7.5 AMENDMENT; WAIVER.

                  (a) This Agreement shall not be deemed or construed to be modified, amended, rescinded, canceled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the party to be charged. The Fund shall notify the Auction Agent in writing of any change in the Articles Supplementary prior to the effective date of any such change. If any such change in the Articles Supplementary materially increases the Auction Agent's obligations hereunder, the Fund shall obtain the written consent of the Auction Agent prior to the effective date of such change.

                  (b) Failure of either party hereto to exercise any right or remedy hereunder in the event of a breach hereof by the other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

         7.6 SUCCESSORS AND ASSIGNS.

         This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and permitted assigns of each of the Fund and the Auction Agent. This Agreement may not be assigned by either party hereto absent the prior written consent of the other party, which consent shall not be withheld unreasonably.

         7.7 SEVERABILITY.

         If any clause, provision or section hereof shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections hereof.

         7.8 EXECUTION IN COUNTERPARTS.

         This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         7.9 GOVERNING LAW.

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said state.

         7.10 JURISDICTION.

         The parties agree that all actions and proceedings arising out of this Auction Agency Agreement or any of the transactions contemplated hereby shall be brought in the County of New York, and, in connection with any such action or proceeding, submit to the jurisdiction of, and venue in, such County. Each of the parties hereto also irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of this Agreement or the transactions contemplated hereby.



                               [Signature pages follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

                                          DNP SELECT INCOME FUND INC.



                                          By:
                                              ----------------------------------




                                          THE BANK OF NEW YORK, As Auction Agent



                                          By:
                                              ----------------------------------

                                                                       EXHIBIT A



                           DNP SELECT INCOME FUND INC.


                              THE BANK OF NEW YORK,
                                as Auction Agent

                             -----------------------

                  AMENDED AND RESTATED BROKER-DEALER AGREEMENT

                           dated as of [       ], 2006

                                   Relating to

                             Auction Preferred Stock

                                       of

                           DNP SELECT INCOME FUND INC.

                           ---------------------------

                               [                ]

                  AMENDED AND RESTATED BROKER-DEALER AGREEMENT

         This Amended and Restated Broker-Dealer Agreement dated July [ ], 2006 (the "Broker-Dealer Agreement"), is between THE BANK OF NEW YORK, a New York banking corporation (the "Auction Agent") (not in its individual capacity, but solely as agent of DNP SELECT INCOME FUND INC. (the "Fund")), pursuant to authority granted to it in the Amended and Restated Auction Agency Agreement dated July [ ], 2006 between the Fund and the Auction Agent (the "Auction Agency Agreement"), and UBS SECURITIES LLC (together with its successors and assigns, "BD"). This Broker-Dealer Agreement amends and restates the Broker-Dealer Agreement dated March 28, 2006 between the Auction Agent and BD.

         The Fund has issued and outstanding 4,000 preferred shares of the Fund, par value $0.001 per share, designated Series M Auction Preferred Stock, 4,000 preferred shares of the Fund, par value $0.001 per share, designated Series W Auction Preferred Stock, and 4,000 preferred shares of the Fund, par value $0.001 per share, designated Series F Auction Preferred Stock, and 4,000 preferred shares of the Fund, par value $0.001 per share, designated Series T Auction Preferred Stock, and 4,000 preferred shares of the Fund, par value $0.001 per share, designated Series TH Auction Preferred Stock, each with a liquidation preference of $25,000 per share, and may in the future issue one or more additional series of Auction Preferred Stock (collectively, the "APS"), pursuant to the Fund's Articles of Incorporation and the Articles Supplementary (as defined below).

         The Fund's Articles Supplementary provide that for each Dividend Period after the initial Dividend Period, the Applicable Dividend Rate for APS then outstanding shall be equal to the rate per annum that results from an Auction for Outstanding APS on the respective Auction Date therefor. The Board of Directors of the Fund has adopted a resolution appointing The Bank of New York as Auction Agent for purposes of the Auction Procedures, and pursuant to Section
2.5 of the Auction Agency Agreement, the Fund has requested and directed the Auction Agent to execute and deliver this Agreement.

         The Auction Procedures require the participation of one or more Broker-Dealers.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Auction Agent and BD agree as follows:

VIII.    DEFINITIONS AND RULES OF CONSTRUCTION.

         1.1 TERMS DEFINED BY REFERENCE TO THE ARTICLES SUPPLEMENTARY.

         Capitalized terms not defined herein shall have the respective meanings specified in the Articles Supplementary.

         1.2 TERMS DEFINED HEREIN.

         As used herein, the following terms shall have the following meanings, unless the context otherwise requires:

                  (a) "Articles Supplementary" shall mean any articles supplementary filed by the Fund with the State Department of Assessments and Taxation of Maryland specifying the powers, preferences and rights of one or more series of APS.

                  (b) "Auction Procedures" shall mean the Auction Procedures that are set forth in Part II of the Articles Supplementary.

                  (c) "Authorized Officer" of the Auction Agent shall mean each Vice President, Assistant Vice President and Assistant Treasurer assigned to the Dealing and Trading Group of its Corporate Trust Division and every other officer or employee of the Auction Agent designated as an "Authorized Officer" for purposes of this Agreement in a written communication to BD.

                  (d) "BD Officer" shall mean each officer or employee of BD designated as a "BD Officer" for purposes of this Agreement in a written communication to the Auction Agent.

                  (e)  "Broker-Dealer  Agreement"  shall mean this Agreement and
any   substantially   similar   agreement   between  the  Auction  Agent  and  a
Broker-Dealer.

         1.3 RULES OF CONSTRUCTION.

         Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of this Agreement:

                  (a) Words importing the singular number shall include the plural number and vice versa.

                  (b)  The  captions   and   headings   herein  are  solely  for
convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

                  (c) The words "hereof," "herein," "hereto," and other words of similar import refer to this Agreement as a whole.

                  (d) All references herein to a particular time of day shall be to New York City time.

IX.      NOTIFICATION OF DIVIDEND.

         The provisions contained in Section 3 of Part I of the Articles Supplementary concerning the notification of a Special Dividend Period will be followed by the Auction Agent and BD, and the provisions contained therein are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein.

X.       THE AUCTION.

         1.4 PURPOSE; INCORPORATION BY REFERENCE OF AUCTION PROCEDURES.

                  (a) On each Auction Date, the provisions of the Auction Procedures will be followed by the Auction Agent for the purpose of determining the Applicable Dividend Rate for the APS, for each Dividend Period. Each periodic operation of such procedures is hereinafter referred to as an "Auction."

                  (b) All of the provisions contained in the Auction Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein.

                  (c) BD agrees to act as, and assumes the obligations of and limitations and restrictions placed upon, a Broker-Dealer under this Agreement. BD understands that other Persons meeting the requirements specified in the definition of "Broker-Dealer" contained in "Definitions" in the Articles
Supplementary may execute a Broker-Dealer Agreement and participate as Broker-Dealers in Auctions.

                  (d) BD and other Broker-Dealers may participate in Auctions for their own accounts. However, the Fund, by notice to BD and all other Broker Dealers, may prohibit all Broker-Dealers from submitting Bids in Auctions for their own accounts, PROVIDED that Broker-Dealers may continue to submit Hold Orders and Sell Orders.

         1.5 PREPARATION FOR EACH AUCTION.

                  (a) Not later than 9:30 A.M. on each Auction Date for the APS, the Auction Agent shall advise BD by telephone or other electronic means of communication acceptable to the parties of the Maximum Dividend Rate in effect on such Auction Date.

                  (b) The Auction Agent from time to time may, but shall not be obligated to, request BD to provide it with a list of the respective customers BD believes are Beneficial Owners of APS. BD shall comply with any such request, and the Auction Agent shall keep confidential any such information, including information received as to the identity of Bidders in any Auction, and shall not disclose any such information so provided to any Person other than the Fund; and such information shall not be used by the Auction Agent or its officers, employees, agents or representatives for any purpose other than such purposes as are described herein or in the Auction Agency Agreement; provided, however, that the Auction Agent reserves the right and is authorized to disclose any such information if (a) it is ordered to do so by a court of competent jurisdiction or a regulatory body, judicial or quasi-judicial agency or authority having the authority to compel such disclosure, (b) it is advised by its counsel that its failure to do so would be unlawful or (c) failure to do so would expose the Auction Agent to loss, liability, claim, damage or expense for which it has not received indemnity or security satisfactory to it. In the event that the Auction Agent is required to disclose information in accordance with the foregoing sentence, it shall provide written notice of such requirement to BD as promptly as practicable. The Auction Agent shall, subject to the terms of the Auction Agency Agreement, transmit any list of customers BD believes are Beneficial Owners of APS and information related thereto only to its officers, employees, agents or representatives who need to know such information for the purposes of acting in accordance with this Agreement, and the Auction Agent shall use commercially reasonable efforts to prevent the transmission of such information to others and shall cause its officers, employees, agents and representatives to abide by the foregoing confidentiality restrictions; PROVIDED, HOWEVER, that the Auction Agent shall have no responsibility or liability for the actions of any of its officers, employees, agents or representatives after they have left the employ of the Auction Agent.

         1.6 AUCTION SCHEDULE; METHOD OF SUBMISSION OF ORDERS.

                  (a) The Fund and the Auction Agent shall conduct Auctions for APS in accordance with the schedule set forth below. Such schedule may be changed at any time by the Auction Agent with the consent of the Fund, which consent shall not be withheld unreasonably. The Auction Agent shall give notice of any such change to BD. Such notice shall be received prior to the first Auction Date on which any such change shall be effective.

TIME                                       EVENT

By 9:30 A.M.                     Auction  Agent  shall  advise  the Fund and the
                                 Broker-Dealers of the Maximum Dividend Rate as set forth in Section 3.2(a) hereof.

9:30 A.M. - 1:00 P.M.            Auction   Agent  shall   assemble   information
                                 communicated   to  it  by   Broker-Dealers   as
                                 provided in Section 3(a) of Part II of the Articles Supplementary.

Not earlier than 1:00 P.M.       Auction   Agent   shall   make   determinations
                                 pursuant to Section 3(a) of Part II of the Articles Supplementary.

TIME                                       EVENT

By approximately 3:30 P.M.       Auction  Agent  shall  advise  the  Fund of the
(and not later than the close    results of the  Auction as  provided in Section
of business)                     3(b) of Part II of the Articles Supplementary.

                                 Submitted Bids and Submitted Sell Orders will be accepted and rejected in whole or in part and APS will be allocated as provided in
                                 Section 4 of Part II of the Articles Supplementary.

                                 Auction Agent shall give notice of the Auction results as set forth in Section 3.4(a) hereof.

         Except as provided in the immediately following paragraph, the Submission Deadline will be 1:00 P.M.; provided, however, that the Auction Agent shall be entitled to accept Orders from any Broker-Dealer following the Submission Deadline (but in any event prior to the communication of Auction results as provided below) so long as the Orders from such Broker-Dealer are accompanied by a certification to the Auction Agent from such Broker-Dealer to the effect that (i) such Orders were communicated to, and time-stamped by, such Broker-Dealer prior to the Submission Deadline and (ii) a force majeure event (including, without limitation, a technological failure or malfunction) impeded the Broker-Dealer's ability to submit the Orders prior to the Submission Deadline.

         The Auction Agent will follow the Bond Market Association's Market Practice U.S. Holiday Recommendations for shortened trading days for the bond markets (the "BMA Recommendation") unless the Auction Agent is instructed otherwise. In the event of a BMA Recommendation on an Auction Date, the Submission Deadline will be 11:30 A.M., instead of 1:00 P.M.

                  (b) BD agrees to maintain a list of Potential Beneficial Owners and to contact the Potential Beneficial Owners on such list on or prior to each Auction Date for the purposes set forth in Section 2 of Part II of the Articles Supplementary.

                  (c) BD shall submit Orders to the Auction Agent in writing in substantially the form attached hereto as Exhibit A. BD shall submit separate Orders to the Auction Agent for each Potential Beneficial Owner or Beneficial Owner on whose behalf BD is submitting an Order and shall not net or aggregate the Orders of Potential Beneficial Owners or Beneficial Owners on whose behalf BD is submitting Orders.

                  (d) BD shall deliver to the Auction Agent (i) a written notice, substantially in the form attached hereto as Exhibit B, of transfers of APS, made through BD by an Existing Holder to another Person other than pursuant to an Auction, and (ii) a written notice, substantially in the form attached hereto as Exhibit C, of the failure of APS to be transferred to or by any Person that purchased or sold APS through BD pursuant to an Auction. The Auction Agent is not required to accept any notice delivered pursuant to the terms of the foregoing sentence with respect to an Auction unless it is received by the Auction Agent by 3:00 P.M. on the Business Day next preceding the applicable Auction Date.

         1.7 NOTICE OF AUCTION RESULTS.

                  (a) On each Auction Date, the Auction Agent shall notify BD by telephone or other electronic means acceptable to the parties of the Auction results. On the Business Day next succeeding such Auction Date, the Auction Agent shall notify BD in writing of the disposition of all Orders submitted by BD in the Auction held on such Auction Date.

                  (b) BD shall notify each Beneficial Owner, Potential Beneficial Owner, Existing Holder or Potential Holder on whose behalf BD has submitted an Order, of the Auction results and take such other action as is required of BD.

         If any Beneficial Owner or Existing Holder selling APS in an Auction fails to deliver such shares, the Broker-Dealer of any Person that was to have purchased APS in such Auction may deliver to such Person a number of whole shares of APS that is less than the number of shares that otherwise was to be purchased by such Person. In such event, the number of APS to be so delivered shall be determined by such Broker-Dealer. Delivery of such lesser number of shares shall constitute good delivery. Upon the occurrence of any such failure to deliver shares, such Broker-Dealer shall deliver to the Auction Agent the notice required by Section 3.3(d)(ii) hereof. Notwithstanding the foregoing terms of this Section 3.4(b), any delivery or non-delivery of APS which represents any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or non-delivery in accordance with the terms of Section 3.3(d)(ii) hereof. The Auction Agent shall have no duty or liability with respect to enforcement of this Section 3.4(b). Any delivery or non-delivery of APS which represents any departure from the results of an Auction shall not affect the results of the Auction.

         1.8 SERVICE CHARGE TO BE PAID TO BD.

         On the Business Day next succeeding each Auction Date, the Auction Agent shall pay to BD from moneys received from the Fund an amount equal to: (a) in the case of any Auction Date immediately preceding a Dividend Period of less than one year, the product of (i) a fraction the numerator of which is the number of days in such Dividend Period (calculated by counting the first day of such Dividend Period but excluding the last day thereof) and the denominator of which is 360, times (ii) 1/4 of 1%, times (iii) $25,000, times (iv) the sum of
(A) the aggregate number of APS placed by BD in the applicable Auction that were
(x) the subject of a Submitted Bid of a Beneficial Owner submitted by BD and continued to be held as a result of such submission and (y) the subject of a Submitted Bid of a Potential Beneficial Owner submitted by BD and were purchased as a result of such submission plus (B) the aggregate number of APS subject to valid Hold Orders (determined in accordance with Section 2 of Part II of the Articles Supplementary) submitted to the Auction Agent by BD plus (C) the number of APS deemed to be subject to Hold Orders by Beneficial Owners pursuant to
Section 2 of Part II of the Articles Supplementary that were acquired by BD for its own account or were acquired by such Beneficial Owners through BD; and (b) in the case of any Auction Date immediately preceding a Special Dividend Period of one year or longer, that amount as mutually agreed upon by the Fund and BD, based on the selling concession that would be applicable to an underwriting of fixed or variable rate preferred shares with a similar final maturity or variable rate dividend period, at the commencement of such Special Dividend Period.

         For purposes of subclause (a)(iv)(C) of the foregoing sentence, if any Beneficial Owner who acquired APS through BD transfers those shares to another Person other than pursuant to an Auction, then the Broker-Dealer for the shares so transferred shall continue to be BD, PROVIDED, HOWEVER, that if the transfer was effected by, or if the transferee is, a Broker-Dealer other than BD, then such Broker-Dealer shall be the Broker-Dealer for such shares.

XI.      THE AUCTION AGENT

         4.1. DUTIES AND RESPONSIBILITIES.

                  (a) The Auction Agent is acting solely as nonfiduciary agent for the Fund hereunder and owes no fiduciary duties to any Person.

                  (b) The Auction Agent undertakes to perform such duties and only such duties as are set forth specifically in this Agreement, and no implied covenants or obligations shall be read into the Agreement against the Auction Agent.

                  (c) In the absence of negligence, bad faith or misconduct on its part, the Auction Agent shall not be liable for any action taken, suffered or omitted by it or for any error of judgment made by it in the performance of its duties under this Agreement.

                  (d) In no event shall the Auction Agent be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Auction Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

         4.2. RIGHTS OF THE AUCTION AGENT.

                  (a) The Auction Agent may conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any communication authorized hereby and any proper written instruction, notice, request, direction, consent, report, certificate, share certificate or other instrument, paper or document reasonably believed by it to be genuine. The Auction Agent shall not be liable for acting or refraining from acting upon any telephone communication authorized hereby which the Auction Agent reasonably believes in good faith, after reasonable inquiry, to have been given by the Fund or by a Broker-Dealer. The Auction Agent may record telephone communications with the Fund or with the Broker-Dealers or with both.

                  (b) The Auction Agent may consult with counsel of its choice, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reasonable reliance thereon.

                  (c) The Auction Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder. The Auction Agent shall be under no liability for interest on any money received by it hereunder except as otherwise agreed to in writing with the Fund.

                  (d) The Auction Agent may perform its duties and exercise its rights hereunder either directly or by or through agents or attorneys and, in the absence of willful misconduct or gross negligence on the part of any such agent or attorney, shall not be responsible for the conduct on the part of any such agent or attorney appointed by it with due care.

                  (e) The Auction Agent shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been grossly negligent in ascertaining (or failing to ascertain) the pertinent facts necessary to make such judgment. In no event shall the Auction Agent be liable for special, indirect or consequential loss or damages of any kind whatsoever (including, but not limited to, loss of profits), even if the Auction Agent has been advised of the likelihood of such loss or damages and regardless of the form of action, except in the event of willful misconduct or gross negligence on the part of the Auction Agent.

                  (f) The Auction Agent shall not be required to and shall make no representations and have no responsibilities as to the validity, accuracy, value or genuineness of any signatures or endorsements, other than its own and those of its authorized officers.

                  (g) Whenever in the administration of the provisions of this Agreement the Auction Agent shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence, bad faith or misconduct on the part of the Auction Agent, be deemed to be conclusively proved and established by a certificate signed by the Fund or a Broker-Dealer and delivered to the Auction Agent, and such certificate, in the absence of negligence, bad faith or misconduct on the part of the Auction Agent, shall be full warrant to the Auction Agent for any action taken or omitted by it under the provisions of this Agreement upon the faith thereof.

                  (h) The Auction Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document furnished by the Fund or a Broker-Dealer, except to the extent that such failure to investigate would be deemed grossly negligent.

                  (i) Any corporation into which the Auction Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Auction Agent shall be a party, or any corporation succeeding to the dealing and trading business of the Auction Agent shall be the successor of the Auction Agent hereunder, with the consent of the Fund and BD but without the execution or filing of any paper with any party hereto, except where any instrument or transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

XII.     MISCELLANEOUS.

         1.9 TERMINATION.

         Either party may terminate this Agreement at any time upon five (5) days' prior written notice to the other party; provided, however, that the Auction Agent is without discretion to terminate this Agreement and will move to terminate it only pursuant to written direction from the Fund. This Agreement shall automatically terminate upon the redemption of all outstanding APS or upon termination of the Auction Agency Agreement.

         1.10 FORCE MAJEURE.

         Neither party to this Agreement shall be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; acts of terrorism; epidemics; riots; interruptions, loss or malfunctions or utilities; computer (hardware or software) or communications services (provided that Auction Agent has not been grossly negligent with respect to selection, operation or maintenance of such utilities, computer (hardware or software) or communications service); accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the parties shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

         1.11 PARTICIPANT IN SECURITIES DEPOSITORY; PAYMENT OF DIVIDENDS IN SAME-DAY FUNDS.

                  (a) BD is, and shall remain for the term of this Agreement, a member of, or a participant in, the Securities Depository (or an affiliate of such a member or participant).

                  (b) BD represents that it (or if BD does not act as Agent Member, one of its affiliates) shall make all dividend payments on the APS available in same-day funds on each Dividend Payment Date to customers that use BD (or its affiliate) as Agent Member.

         1.12 AGENT MEMBER.

         At the date hereof, BD is a participant of the Securities Depository.

         1.13 COMMUNICATIONS.

         Except for (i) communications authorized to be made by telephone pursuant to this Agreement or the Auction Procedures and (ii) communications in connection with the Auctions (other than those expressly required to be in writing), all notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given to such party at its address or telecopier number set forth below:

If to the Auction Agent,
addressed to:                The Bank of New York
                             Corporate Trust Administration
                             Attention: Dealing and Trading Group - Auction Desk
                             101 Barclay Street, Floor 7W
                             New York, New York  10286
                             Telephone No.: (212) 815-3450
                             Facsimile No.: (212) 815-3440 or (212) 815-3443
                             Email: bnyctauctionunit@bankofny.com
If to the BD,
addressed to:



                             Telephone No.:
                             Facsimile No.:

         or such other address or telecopier number as such party hereafter may specify for such purpose by notice to the other party. Each such notice, request or communication shall be effective when delivered at the address specified herein. Communications shall be given on behalf of BD by a BD Officer and on behalf of the Auction Agent by an Authorized Officer. BD may record telephone communications with the Auction Agent.

         1.14 ENTIRE AGREEMENT.

         This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or implied, between the parties relating to the subject matter hereof.

         1.15 BENEFITS.

         Nothing in this Agreement, express or implied, shall give to any person, other than the Fund, the Auction Agent and BD and their respective successors and permitted assigns, any benefit of any legal or equitable right, remedy or claim under this Agreement.

         1.16 AMENDMENT; WAIVER.

                  (a) This Agreement shall not be deemed or construed to be modified, amended, rescinded, canceled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the party to be charged.

                  (b) Failure of either party to this Agreement to exercise any right or remedy hereunder in the event of a breach of this Agreement by the other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

         1.17 SUCCESSORS AND ASSIGNS.

         This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and permitted assigns of each of BD and the Auction Agent. This Agreement may not be assigned by either party hereto absent the prior written consent of the other party and the Fund.

         1.18 SEVERABILITY.

         If any clause, provision or section of this Agreement shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any remaining clause, provision or section hereof.

         1.19 EXECUTION IN COUNTERPARTS.

         This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         1.20 GOVERNING LAW.

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed wholly in said state.

         1.21 JURISDICTION.

         The parties agree that all actions and proceedings arising out of this Broker-Dealer Agreement or any of the transactions contemplated hereby shall be brought in the County of New York, and, in connection with any such action or proceeding, submit to the jurisdiction of, and venue in, such County. Each of the parties hereto also irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of this Agreement or the transactions contemplated hereby.


                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

                                         THE BANK OF NEW YORK, As Auction Agent


                                         By:
                                              ---------------------------------
                                              Name:
                                              Title:

                                         [Name of Broker-Dealer]


                                         By:
                                              ---------------------------------
                                              Name:
                                              Title:

                                    EXHIBIT A

                              THE BANK OF NEW YORK
                                AUCTION BID FORM

Submit To:                                                     Issue:
---------                                                      -----
The Bank of New York                                           DNP SELECT INCOME FUND INC.
Corporate Trust Administration                                 Auction Preferred Stock ("APS")
Attention: Dealing and Trading Group-Auction Desk
101 Barclay Street, Floor 7W
New York, New York  10286
Telephone No.: (212) 815-3450

Facsimile No.: (212) 815-3440 or (212) 815-3443

The undersigned Broker-Dealer submits the following Order on behalf of the Bidder listed below:

Name of Bidder:
               --------------------------------------




                                BENEFICIAL OWNER

APS now held                                                   HOLD
             -------------------                                    ---------------------------
                                                               BID at rate of
                                                                              -----------------
Series                                                         SELL
       -----------                                                  ---------------------------



                           POTENTIAL BENEFICIAL OWNER

                                                 # of Series ___ APS ___________
                                                 BID at rate of __________




         Notes:

         (1) If submitting more than one Bid for one Bidder, use additional Auction Bid Forms.

         (2) If one or more Bids covering in the aggregate more than the number of outstanding shares held by any Beneficial Owner are submitted, such bid shall be considered valid in the order of priority set forth in the Auction Procedures on the above issue.

         (3) A Hold or Sell Order may be placed only by a Beneficial Owner covering a number of shares not greater than the number of shares currently held.

         (4) Potential Beneficial Owners may make only Bids, each of which must specify a rate. If more than one Bid is submitted on behalf of any Potential Beneficial Owner, each Bid submitted shall be a separate Bid with the rate specified.

         (5) Bids may contain no more than three figures to the right of the decimal point (.001 of 1%). Fractions will not be accepted.

         (6) An Order must be submitted in whole shares of APS with an aggregate liquidation preference of $25,000.





         [Name of Broker-Dealer]


         ----------------------------------------------------

         Authorized Signature
                             --------------------------------

                                    EXHIBIT B

         (Note: To be used only for transfers made other than pursuant to an Auction)

                                  TRANSFER FORM

         Re:    DNP SELECT INCOME FUND INC.
                Auction Preferred Stock ("APS")

We are (check one):

         [ ] the Existing Holder named below;

         [ ] the Broker-Dealer for such Existing Holder; or

         [ ] the Agent Member for such Existing Holder.

         We hereby notify you that such Beneficial Owner has transferred ____________ Series ___ APS to __________________________________________





                                                --------------------------------
                                                (Name of Existing Holder)


                                                --------------------------------
                                                (Name of Broker-Dealer)


                                                --------------------------------
                                                (Name of Agent Member)



By:
     ------------------------------------
     Printed                                                               Name:
     Title:

                                    EXHIBIT C

          (Note: To be used only for failures to deliver or to pay for
                        APS sold pursuant to an Auction)

                         NOTICE OF A FAILURE TO DELIVER

         We are a Broker-Dealer for _______________________ (the "Purchaser"), which purchased _________ Series ___ APS of DNP SELECT INCOME FUND INC. in the Auction held on ____________________ from the seller of such shares.

         We hereby notify you that (check one):

______ the Seller failed to deliver such shares to the Purchaser.

______ the Purchaser failed to make payment to the Seller upon delivery of such shares.


                                         Name:
                                               ---------------------------------
                                               [Name of Broker-Dealer]


                                         By:
                                               ---------------------------------
                                               Printed Name:
                                               Title:



                                       C-1